Ex: 99.1

FOR IMMEDIATE RELEASE

Cambridge Bancorp Announces Record Quarterly Earnings and Declares Dividend

CAMBRIDGE, MA. (October 15, 2018) - Cambridge Bancorp (NASDAQ: CATC) (the “Company”), the parent of Cambridge Trust Company, today announced unaudited net income of $6,659,000 for the quarter ended September 30, 2018, representing an increase of $1,649,000, or 32.9%, compared to net income of $5,010,000 for the quarter ended September 30, 2017. Income before income taxes was $8,764,000 for the quarter ended September 30, 2018, representing an increase of $1,060,000, or 13.8%, compared to $7,704,000 for the same quarter of last year. Diluted earnings per share were $1.61 for the third quarter of 2018, representing a 32.0% increase over diluted earnings per share of $1.22 for the same quarter of 2017.

For the nine months ended September 30, 2018, unaudited net income was $18,575,000, representing an increase of $4,723,000, or 34.1%, compared to net income of $13,852,000 for the nine months ended September 30, 2017. Income before income taxes was $24,197,000 for the nine months ended September 30, 2018, representing an increase of  $3,358,000, or 16.1%, compared to $20,839,000 for the same period of last year. Diluted earnings per share were $4.49 for the first nine months of 2018, representing a 33.2% increase over diluted earnings per share of $3.37 for the same nine months of 2017.

Third quarter 2018 highlights as compared to the third quarter of 2017:

•	Wealth Management Assets under Management and Administration total $3.2 billion, an increase of 8.1%
•	Revenue of $25.1 million, an increase of 11.0%
•	Loan growth of $95.9 million, or 7.1%

“We are pleased to report that the Company continues to experience strong performance,” noted Denis K. Sheahan, Chairman and CEO. “Cambridge Bancorp posted robust profitability metrics for the quarter with annualized return on average assets of 1.33% and annualized return on average shareholders’ equity of 16.71%. Our earnings performance was driven by a sustained trend in loan growth, which has increased $95.9 million from the same quarter end of 2017. We have additionally focused on growth in noninterest income businesses, leading to an increase in income before income taxes of 16.1% for the nine months ended September 30, 2018 as compared to the same period a year ago.”

Balance Sheet

Total assets increased $39.0 million, or 2.0%, from December 31, 2017 and were $2.0 billion as of September 30, 2018.

Total loans increased $100.9 million, or 7.5%, from December 31, 2017 and stood at $1.5 billion as of September 30, 2018. The growth in total loans was due to net loan growth in the commercial real estate, residential real estate, and commercial & industrial portfolios. Commercial real estate loans increased $54.9 million, from $633.6 million at December 31, 2017 to $688.5 million at September 30, 2018. Residential real estate loans increased $34.6 million, from $538.9 million at December 31, 2017 to $573.5 million at September 30, 2018. Commercial & industrial loans increased $16.9 million, from $65.3 million at December 31, 2017 to $82.2 million at September 30, 2018.

The Company’s total investment securities portfolio increased by $14.2 million, or 3.2%, from $437.2 million at December 31, 2017 to $451.4 million at September 30, 2018.

Core deposits, which the Company defines as all deposits other than certificates of deposit, increased by $2.1 million from December 31, 2017. The cost of total deposits for the quarter ended September 30, 2018 was 0.29%, as compared to 0.19% for the quarter ended September 30, 2017. The cost of total deposits for the nine months ended September 30, 2018 was 0.25%, as compared to 0.18% for the nine months ended September 30, 2017. Total deposits at September 30, 2018 were $1.7 billion.

Short term borrowings increased from $0 at December 31, 2017 to $66.7 million at September 30, 2018 as the Company funded strong loan growth during the year.

Net Interest and Dividend Income

For the quarter ended September 30, 2018, net interest and dividend income after provision for loan losses increased by $1.4 million, or 9.7%, to $15.7 million, as compared to $14.3 million for the quarter ended September 30, 2017. Interest on loans increased by $1.7 million, or 13.2%, which was driven by a combination of the impact of rising rates on our loan portfolio and net loan growth. The Company’s net interest margin, on a fully taxable equivalent basis, increased 12 basis points to 3.35% for the quarter ended September 30, 2018, as compared to 3.23% for the quarter ended September 30, 2017.

For the nine months ended September 30, 2018, net interest and dividend income after provision for loan losses increased by $3.9 million, or 9.2%, to $46.4 million, as compared to $42.5 million for the nine months ended September 30, 2017. Interest on loans increased by $4.2 million, or 11.1%, which was driven by a combination of the impact of rising rates on our loan portfolio and net loan growth. The Company’s net interest margin, on a fully taxable equivalent basis, increased nine basis points to 3.33% for the nine months ended September 30, 2018, as compared to 3.24% for the nine months ended September 30, 2017.

Noninterest Income

Total noninterest income increased by $952,000, or 11.9%, to $8.9 million for the quarter ended September 30, 2018, as compared to $8.0 million for the quarter ended September 30, 2017, primarily as a result of higher Wealth Management revenue and higher loan related derivative income associated with the Company’s interest rate risk strategy. Noninterest income was 35.6% of total revenue for the quarter ended September 30, 2018. Wealth Management revenue increased by $648,000, or 10.6%, for the third quarter of 2018, as compared to the third quarter of 2017, primarily due to market appreciation. Wealth Management Assets under Management and Administration increased by $85.8 million from December 31, 2017 to $3.2 billion as of September 30, 2018. Loan related derivative income increased $352,000 for the third quarter of 2018, as compared to the third quarter of 2017, due to the volume of derivative transactions executed in the third quarter of 2018.

Total noninterest income increased by $2.3 million, or 10.2%, to $25.0 million for the nine months ended September 30, 2018, as compared to $22.6 million for the nine months ended September 30, 2017, primarily as a result of higher Wealth Management revenue and higher loan related derivative income. Noninterest income was 34.6% of total revenue for the nine months ended September 30, 2018. Wealth Management revenue increased by $2.0 million, or 11.5%, for the nine months ended September 30, 2018, primarily due to market appreciation. Loan related derivative income increased $573,000 for the nine months ended September 30, 2018, as compared to the nine months ended September 30, 2017, due to the volume of derivative transactions executed in 2018.

Noninterest income increases were partially offset by lower gains on loans held for sale of $242,000 for the nine months ended September 30, 2018, as compared to the nine months ended September 30, 2017.

Noninterest Expense

Total noninterest expense increased by $1.3 million, or 8.7%, to $15.9 million for the quarter ended September 30, 2018, as compared to $14.6 million for the quarter ended September 30, 2017, primarily driven by increased salaries and employee benefits expense and marketing expense. The increase in salaries and employee benefits expense of $1.3 million was driven by the combination of increased staffing to support business initiatives, higher employee benefit costs including performance based equity compensation, and the current year adoption of accounting guidance (“ASU 2017-07”) for net periodic pension costs and net periodic postretirement benefit costs. The 2018 adoption of ASU 2017-07 required that non-service related pension expense and income items no longer be included in salaries and employee benefits in the Company’s income statement. The non-service related pension expense and income items are instead included in other expenses. Previously reported salaries and employee benefits and other expenses have been restated to reflect the retrospective adoption. The amount added to salaries and employee benefits and deducted from other expenses from the adoption of ASU 2017-07 during the quarter ended September 30, 2018 was approximately $225,000. The retrospective application for the quarter ended September 30, 2017 was a decrease in salaries and employee benefits and an increase in other expenses of approximately $66,000. The increase of $240,000 in marketing expense was due to the increased focus of growing brand awareness within our markets.

Noninterest expense increases were partially offset by lower other expenses of $243,000 resulting from the adoption of ASU 2017-07 as discussed above and lower professional services of $193,000 for the quarter ended September 30, 2018, as compared to September 30, 2017.

Total noninterest expense increased by $2.9 million, or 6.5%, to $47.1 million for the nine months ended September 30, 2018, as compared to $44.3 million for the nine months ended September 30, 2017, primarily driven by increased salaries and employee benefits expense and marketing expense. The increase in salaries and employee benefits of $3.8 million was driven by the combination of increased staffing to support business initiatives, higher employee benefit costs including performance based equity compensation, and the adoption of ASU 2017-07. The amount added to salaries and employee benefits and deducted from other expenses from the adoption of ASU 2017-07 for the nine months ended September 30, 2018 was approximately $674,000. The retrospective application for the nine months ended September 30, 2017 was a decrease in salaries and employee benefits and an increase in other expenses of approximately $185,000. The increase of $271,000 in marketing expense was due to the increased focus of growing brand awareness within our markets.

Noninterest expense increases were partially offset by lower other expenses of $838,000 resulting from the adoption of ASU 2017-07 as discussed above and lower professional services of $173,000 for the nine months ended September 30, 2018, as compared to the nine months ended September 30, 2017.

Asset Quality

Loan quality remained sound with non-performing loans totaling $807,000, or 0.06% of total loans outstanding as of September 30, 2018. The allowance for loan losses was $16.1 million, or 1.11% of total loans outstanding at September 30, 2018, compared to $15.3 million, or 1.13% of total loans outstanding at year end 2017.

Income Taxes

In accordance with the Tax Cuts and Jobs Act of 2017, the Company’s federal statutory corporate tax rate decreased from 35% to 21% effective January 1, 2018. The effective tax rate was 24.0% for the quarter ended September 30, 2018, as compared to 35.0% for the quarter ended September 30, 2017. For the nine months ended September 30, 2018, the effective tax rate was 23.2%, as compared to 33.5% for the nine months ended September 30, 2017. Additionally, the Company recognized tax benefit from the accounting for share-based payments in the amount of $216,000 for the nine months ended September 30, 2018.

Dividend

On October 15, 2018, the Company’s Board of Directors declared a quarterly cash dividend of $0.50 per share, which is payable on November 15, 2018 to shareholders of record as of the close of business on November 1, 2018.

About Cambridge Bancorp

Cambridge Bancorp, the parent company of Cambridge Trust Company, is based in Cambridge, Massachusetts. Cambridge Trust Company is a 128-year-old Massachusetts chartered commercial bank with approximately $2.0 billion in assets and 10 Massachusetts locations in Cambridge, Boston, Belmont, Concord, Lexington, and Weston. Cambridge Trust Company is one of New England’s leaders in private banking and wealth management with $3.2 billion in client assets under management and administration. The Wealth Management group maintains offices in Boston and Concord, Manchester and Portsmouth, New Hampshire.

The accompanying unaudited condensed interim and annual consolidated financial information should be read in conjunction with the audited consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K, which is posted in the investor relations section of the Company’s website at www.cambridgetrust.com.

Forward-looking Statements

Certain statements herein may constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements about the Company and its industry involve substantial risks and uncertainties. Statements other than statements of current or historical fact, including statements regarding the Company’s future financial condition, results of operations, business plans, liquidity, cash flows, projected costs, and the impact of any laws or regulations applicable to the Company, are forward-looking statements. Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “projects,” “may,” “will,” “should,” and other similar expressions are intended to identify these forward-looking statements. Such statements are subject to factors that could cause actual results to differ materially from anticipated results. Such factors include, but are not limited to, the following: economic conditions being less favorable than expected, disruptions to the credit and financial markets, weakness in the real estate market, legislative, regulatory or accounting changes that adversely affect the Company’s business and/or competitive position, the Dodd-Frank Act’s consumer protection regulations, disruptions in the Company’s ability to access the capital markets and other factors that are described in the Company’s filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year end December 31, 2017, which the Company filed on March 21, 2018. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. You are cautioned not to place undue reliance on these forward-looking statements.

CONTACT:

Cambridge Bancorp

Michael F. Carotenuto

Chief Financial Officer

617-520-5520

CAMBRIDGE BANCORP AND SUBSIDIARIES

UNAUDITED QUARTERLY RESULTS

September 30, 2018

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
	(dollars in thousands, except per share data)

Interest and Dividend Income	$17,602	$15,673	$50,670	$45,447
Interest Expense	1,431	1,034	3,492	2,617
Net Interest and Dividend Income	16,171	14,639	47,178	42,830
Provision for Loan Losses	457	310	787	360
Noninterest Income	8,929	7,977	24,951	22,649
Noninterest Expense	15,879	14,602	47,145	44,280
Income Before Income Taxes	8,764	7,704	24,197	20,839
Income Tax Expense	2,105	2,694	5,622	6,987
Net Income	$6,659	$5,010	$18,575	$13,852

Data Per Common Share:
Basic Earnings Per Share	$1.62	$1.23	$4.53	$3.40
Diluted Earnings Per Share	1.61	1.22	4.49	3.37
Dividends Declared Per Share	0.50	0.47	1.46	1.39

Avg. Common Shares Outstanding:
Basic	4,064,620	4,037,026	4,059,608	4,027,378
Diluted	4,101,378	4,070,332	4,095,447	4,062,743

Selected Operating Ratios:
Net Interest Margin, FTE	3.35%	3.23%	3.33%	3.24%
Cost of Funds	0.29%	0.22%	0.24%	0.19%
Cost of Interest Bearing Liabilities	0.45%	0.33%	0.37%	0.28%
Cost of Deposits	0.29%	0.19%	0.25%	0.18%
Return on Average Assets	1.33%	1.05%	1.26%	0.99%
Return on Average Equity	16.71%	13.84%	16.21%	13.25%
Efficiency Ratio	63.26%	64.56%	65.36%	67.62%

		September 30,	December 31,	September 30,
		2018	2017	2017

Total Assets		$1,988,944	$1,949,934	$1,864,231
Total Loans		1,451,781	1,350,899	1,355,908
Non-Performing Loans		807	1,298	1,702
Allowance for Loan Losses		16,106	15,320	15,620
Allowance to Total Loans		1.11%	1.13%	1.15%
Total Deposits		1,731,279	1,775,400	1,676,918
Total Shareholders’ Equity		160,776	147,957	146,051
Total Shareholders’ Equity to Total Assets		8.08%	7.59%	7.83%
Wealth Management AUM		3,047,983	2,971,322	2,826,984
Wealth Management AUM & AUA		3,171,465	3,085,669	2,932,726
Book Value Per Share		39.16	36.24	35.78

CAMBRIDGE BANCORP AND SUBSIDIARIES

UNAUDITED CONSOLIDATED BALANCE SHEETS

	September 30, 2018	December 31, 2017
	(dollars in thousands, except par value)
Assets
Cash and cash equivalents	$16,431	$103,591
Investment securities
Available for sale, at fair value (amortized cost $186,715 and $208,911, respectively)	180,363	205,017
Held to maturity, at amortized cost (fair value $266,685 and $233,554, respectively)	271,005	232,188
Total investment securities	451,368	437,205
Loans held for sale, at lower of cost or fair value	—	—
Loans
Residential mortgage	573,525	538,920
Commercial mortgage	688,536	633,649
Home equity	70,173	74,444
Commercial & Industrial	82,243	65,295
Consumer	37,304	38,591
Total loans	1,451,781	1,350,899
Less: allowance for loan losses	(16,106)	(15,320)
Net loans	1,435,675	1,335,579
Federal Home Loan Bank of Boston Stock, at cost	6,666	4,242
Bank owned life insurance	30,800	31,083
Banking premises and equipment, net	8,836	9,310
Deferred income taxes, net	8,990	8,273
Accrued interest receivable	5,536	5,128
Other assets	24,642	15,523
Total assets	$1,988,944	$1,949,934
Liabilities
Deposits
Demand	$505,951	$493,613
Interest bearing checking	385,617	462,957
Money market	119,241	69,259
Savings	606,843	589,741
Certificates of deposit	113,627	159,830
Total deposits	1,731,279	1,775,400
Short-term borrowings	66,700	—
Long-term borrowings	3,452	3,579
Other liabilities	26,737	22,998
Total liabilities	1,828,168	1,801,977
Shareholders’ Equity
Common stock, par value $1.00; Authorized 10,000,000 shares; Outstanding: 4,105,742 shares and 4,082,188 shares, respectively	4,106	4,082
Additional paid-in capital	37,789	35,663
Retained earnings	127,883	114,093
Accumulated other comprehensive loss	(9,002)	(5,881)
Total shareholders’ equity	160,776	147,957
Total liabilities and shareholders’ equity	$1,988,944	$1,949,934

CAMBRIDGE BANCORP AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
	(dollars in thousands, except share data)
Interest and dividend income
Interest on taxable loans	$14,808	$13,038	$42,318	$37,966
Interest on tax-exempt loans	91	121	279	391
Interest on taxable investment securities	1,936	1,712	5,570	4,762
Interest on tax-exempt investment securities	591	641	1,817	1,966
Dividends on FHLB of Boston stock	93	107	202	192
Interest on overnight investments	83	54	484	170
Total interest and dividend income	17,602	15,673	50,670	45,447
Interest expense
Interest on deposits	1,275	809	3,290	2,183
Interest on borrowed funds	156	225	202	434
Total interest expense	1,431	1,034	3,492	2,617
Net interest and dividend income	16,171	14,639	47,178	42,830
Provision for Loan Losses	457	310	787	360
Net interest and dividend income after provision for loan losses	15,714	14,329	46,391	42,470
Noninterest income
Wealth management revenue	6,779	6,131	19,044	17,077
Deposit account fees	782	768	2,306	2,387
ATM/Debit card income	294	334	875	879
Bank owned life insurance income	129	139	393	448
Gain (loss) on disposition of investment securities	—	—	2	(3)
Gain on loans held for sale	37	39	82	324
Loan related derivative income	636	284	1,220	647
Other income	272	282	1,029	890
Total noninterest income	8,929	7,977	24,951	22,649
Noninterest expense
Salaries and employee benefits	10,326	9,000	30,842	27,026
Occupancy and equipment	2,290	2,358	6,736	6,936
Data processing	1,329	1,111	3,848	3,830
Professional services	761	954	2,477	2,650
Marketing	595	355	1,369	1,098
FDIC Insurance	151	154	437	466
Other expenses	427	670	1,436	2,274
Total noninterest expense	15,879	14,602	47,145	44,280
Income before income taxes	8,764	7,704	24,197	20,839
Income tax expense	2,105	2,694	5,622	6,987
Net income	$6,659	$5,010	$18,575	$13,852
Share data:
Weighted average number of shares outstanding, basic	4,064,620	4,037,026	4,059,608	4,027,378
Weighted average number of shares outstanding, diluted	4,101,378	4,070,332	4,095,447	4,062,743
Basic earnings per share	$1.62	$1.23	$4.53	$3.40
Diluted earnings per share	$1.61	$1.22	$4.49	$3.37

CAMBRIDGE BANCORP AND SUBSIDIARIES

MARGIN & YIELD ANALYSIS

	Three Months Ended
	September 30, 2018			September 30, 2017
	Average Balance	Interest Income/ Expenses (1)	Rate Earned/ Paid (1)	Average Balance	Interest Income/ Expenses (1)	Rate Earned/ Paid (1)
	(dollars in thousands)
ASSETS
Interest-earning assets
Loans (2)
Taxable	$1,417,426	$14,808	4.14%	$1,330,390	$13,038	3.89%
Tax-exempt	9,855	116	4.67	14,950	186	4.94
Securities available for sale (3)
Taxable	193,703	790	1.62	226,164	902	1.58
Securities held to maturity
Taxable	199,841	1,146	2.28	154,129	810	2.08
Tax-exempt	76,030	749	3.91	80,717	986	4.85
Cash and due from banks	27,875	83	1.18	28,863	54	0.74
Total interest-earning assets (4)	1,924,730	17,692	3.65%	1,835,213	15,976	3.45%
Non interest-earning assets	74,738			75,753
Allowance for loan losses	(15,845)			(15,451)
Total assets	$1,983,623			$1,895,515
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits
Checking accounts	$388,460	$64	0.07%	$381,652	$46	0.05%
Savings accounts	618,021	707	0.45	573,332	376	0.26
Money market accounts	107,096	206	0.76	69,437	26	0.15
Certificates of deposit	123,900	298	0.95	164,547	361	0.87
Total interest-bearing deposits	1,237,477	1,275	0.41	1,188,968	809	0.27
Other borrowed funds	26,626	156	2.32	67,126	225	1.33
Total interest-bearing liabilities	1,264,103	1,431	0.45%	1,256,094	1,034	0.33%
Non-interest-bearing liabilities
Demand deposits	535,777			470,016
Other liabilities	25,669			25,775
Total liabilities	1,825,549			1,751,885
Shareholders’ equity	158,074			143,630
Total liabilities & shareholders’ equity	$1,983,623			$1,895,515
Net interest income on a fully taxable equivalent basis		16,261			14,942
Less taxable equivalent adjustment		(183)			(410)
Net interest income		$16,078			$14,532
Net interest spread (5)			3.20%			3.13%
Net interest margin (6)			3.35%			3.23%

(1)	Annualized on a fully taxable equivalent basis calculated using a federal tax rate of 21% in 2018 and 35% in 2017.
(2)	Nonaccrual loans are included in average amounts outstanding.
(3)	Average balances of securities available for sale calculated utilizing amortized cost.
(4)	Federal Home Loan Bank stock balance and dividend income is excluded from interest-earning assets.
(5)	Interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(6)	Net interest margin represents net interest income on a fully tax equivalent basis as a percentage of average interest-earning assets.

CAMBRIDGE BANCORP AND SUBSIDIARIES

MARGIN & YIELD ANALYSIS

	Nine Months Ended
	September 30, 2018			September 30, 2017
	Average Balance	Interest Income/ Expenses (1)	Rate Earned/ Paid (1)	Average Balance	Interest Income/ Expenses (1)	Rate Earned/ Paid (1)
	(dollars in thousands)
ASSETS
Interest-earning assets
Loans (2)
Taxable	$1,383,503	$42,318	4.09%	$1,312,432	$37,966	3.87%
Tax-exempt	10,279	354	4.60	15,917	601	5.05
Securities available for sale (3)
Taxable	200,259	2,449	1.64	261,106	3,158	1.62
Securities held to maturity
Taxable	187,167	3,121	2.23	101,819	1,604	2.11
Tax-exempt	77,458	2,300	3.97	82,023	3,024	4.93
Cash and due from banks	48,817	484	1.33	35,746	170	0.64
Total interest-earning assets (4)	1,907,483	51,026	3.58%	1,809,043	46,523	3.44%
Non interest-earning assets	71,539			73,733
Allowance for loan losses	(15,701)			(15,352)
Total assets	$1,963,321			$1,867,424
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits
Checking accounts	$414,691	$166	0.05%	$395,759	$84	0.03%
Savings accounts	620,036	1,907	0.41	557,442	951	0.23
Money market accounts	78,798	261	0.44	71,044	79	0.15
Certificates of deposit	139,683	956	0.92	168,136	1,069	0.85
Total interest-bearing deposits	1,253,208	3,290	0.35%	1,192,381	2,183	0.24%
Other borrowed funds	12,030	202	2.24	45,970	434	1.26
Total interest-bearing liabilities	1,265,238	3,492	0.37%	1,238,351	2,617	0.28%
Non-interest-bearing liabilities
Demand deposits	520,787			464,217
Other liabilities	24,123			25,032
Total liabilities	1,810,148			1,727,600
Shareholders’ equity	153,173			139,824
Total liabilities & shareholders’ equity	$1,963,321			$1,867,424
Net interest income on a fully taxable equivalent basis		47,534			43,906
Less taxable equivalent adjustment		(558)			(1,268)
Net interest income		$46,976			$42,638
Net interest spread (5)			3.21%			3.16%
Net interest margin (6)			3.33%			3.24%

(1)	Annualized on a fully taxable equivalent basis calculated using a federal tax rate of 21% in 2018 and 35% in 2017.
(2)	Nonaccrual loans are included in average amounts outstanding.
(3)	Average balances of securities available for sale calculated utilizing amortized cost.
(4)	Federal Home Loan Bank stock balance and dividend income is excluded from interest-earning assets.
(5)	Interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(6)	Net interest margin represents net interest income on a fully tax equivalent basis as a percentage of average interest-earning assets.